UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 15, 2021

DREAM HOMES & DEVELOPMENT CORPORATION

(Exact Name of Registrant as specified in its charter)

Nevada	000-55445	20-2208821
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

314 South Main Street, Forked River, New Jersey 08731

(Address of Principal Executive Offices and Zip Code)

Registrant’s Telephone Number, Including Area Code: (609) 693-8881

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	DREM	OTC Markets

ITEM 8.01 OTHER EVENTS

The Company recently accepted the resignation of Kathleen Dotoli, Esquire, who has served as a Director for Dream Homes & Development Corp.

The Company has also appointed Christopher Deiterich, Esquire to fill the vacancy in the Board of Directors.

Company Contacts:

Dream Homes & Development Corp.

Vincent Simonelli, President & CEO

Office: (609) 693-8881

Email: vince@dreamhomesltd.com

Investor Relations:

Green Chip IR

Attn: Matt Chipman

Office: (818) 923-5302

Email: matt@greenchipir.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dream Homes & Development Corp.

/s/ Vincent Simonelli
Vincent Simonelli, President & CEO
Date: January 15, 2021